LIMITED POWER OF ATTORNEY
The undersigned, Catherine R. Clay, hereby constitutes and appoints each of Alan K. Tse, Seth Gastwirth,Gordon G. Repp and David Hitchens, signing singly, as her true and lawful attorney-in-fact for the limited purposes of:

(1) prepare, execute in such person?s name and on such person?s behalf, and submit to the United States Securities and Exchange Commission
(the ?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling such person to make electronic filings with the SEC of reports required by Section 16(a) or Section 13 of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?), or any rule or regulation of the SEC;

(2) executing for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act, and the rules thereunder.(3) doing and performing any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the SEC and any other authority; and

(4) taking any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The powers granted above may be exercised by each such attorney-in-fact on behalf of the undersigned, individually, and on behalf of the undersigned in the undersigned?s fiduciary and representative capacity for Jones Lang LaSalle Incorporated.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or her substitute, or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned?s responsibilities to comply with Section 16 of the Exchange Act.

This Limited Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which the undersigned shall cease to be subject to Section 16 of the Exchange Act and the rules thereunder or until such earlier date on which written notification executed by the undersigned is filed with the SEC expressly revoking this Limited Power of Attorney.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 13th day of March 2025.

/s/ Catherine R. Clay